Contact:	Mark Thomson, CFO

(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Results

For the Fiscal Year Ended March 31, 2012

Net Income of $27.7 million on Net Sales of $313.2 million

Hampton, VA, June 6, 2012 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and twelve months ended March 31, 2012.

The Company reported an increase in consolidated net sales of $38.4 million, or 14%, to $313.2 million for the twelve months ended March 31, 2012, as compared to the corresponding period of last year. For the twelve months ended March 31, 2012, the Company reported net income of $27.7 million, or $1.74 per diluted share, as compared to net income of $28.2 million, or $1.84 per diluted share, for the same period last year.

The Company reported an increase in consolidated net sales of $9.7 million, or approximately 13%, to $86.4 million for the three months ended March 31, 2012, as compared to the corresponding period of last year. For the three months ended March 31, 2012, the Company reported net income of $8.3 million, or $0.52 per diluted share, as compared to net income of $8.3 million, or $0.53 per diluted share, for the same period last year.

Frank Guidone, Company CEO commented, “We had a very strong finish to a difficult year. We began the year on plan, posting a solid first quarter, but global uncertainty created a situation where many customers cut their outlook, resulting in inventory contraction in the supply chain and weak sales in our second and third quarters. Global demand stabilized in the fourth quarter, which allowed us to better absorb overhead and deliver results more consistent with our expectations in Q4. With Q4 sales of approximately $86.4 million, along with the incremental benefit from Cosense (acquired April 2nd), we believe we are well positioned to deliver against our sales guidance of $360 million for FY13. While we remain cautious given the current macro-economic environment, we remain confident in our long term growth strategy and ability to drive shareholder value.”

On June 6, 2012, the Company filed its Form 10-K for the twelve months ended March 31, 2012. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-K for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, June 7, 2012 at 11:00 AM Eastern to answer questions regarding the third quarter results reported in our Form 10-K for the quarter and year ended March 31, 2012.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 394984, and on Investorcalendar.com.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators, reed switch and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	(Unaudited)
(Amounts in thousands, except per share amounts)	2012	2011	2012	2011
Net sales	$86,436	$76,766	$313,204	$274,789
Cost of goods sold	51,874	45,556	187,323	159,981
Gross profit	34,562	31,210	125,881	114,808
Selling, general, and administrative expenses	23,681	20,611	89,963	78,673
Operating income	10,881	10,599	35,918	36,135
Interest expense, net	642	650	2,574	3,045
Foreign currency exchange loss (gain)	(222)	305	(175)	439
Equity income in unconsolidated joint venture	(194)	(168)	(806)	(570)
Impairment of asset held for sale	400	-	400	-
Other expense	27	99	68	209
Income before income taxes	10,228	9,713	33,857	33,012
Income tax expense	1,883	1,383	6,153	4,837
Net income	$8,345	$8,330	$27,704	$28,175

Earnings per common share - Basic:
Net income - Basic	$0.55	$0.57	$1.84	$1.92
Net income - Diluted	$0.52	$0.53	$1.74	$1.84

Weighted average shares outstanding - Basic	15,167	14,720	15,086	14,692
Weighted average shares outstanding - Diluted	16,024	15,655	15,936	15,336

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(Amounts in thousands)	2012	2011

ASSETS

Current assets:
Cash and cash equivalents	$32,725	$20,860
Accounts receivable trade, net of allowance for
doubtful accounts of $766 and $714, respectively	49,315	43,624
Inventories, net	57,704	52,212
Deferred income taxes, net	1,626	3,212
Prepaid expenses and other current assets	5,229	5,514
Other receivables	2,967	1,222
Asset held for sale	1,429	-
Total current assets	150,995	126,644

Property, plant and equipment, net	60,484	50,303
Goodwill	144,455	115,864
Acquired intangible assets, net	49,378	28,656
Deferred income taxes, net	3,613	2,883
Investment in unconsolidated joint venture	3,038	2,578
Other assets	6,244	2,838
Total assets	$418,207	$329,766

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(Amounts in thousands, except share amounts)	2012	2011

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$1,867	$-
Current portion of long-term debt	123	171
Current portion of capital lease obligations	30	39
Promissory notes payable	-	2,713
Accounts payable	31,879	21,815
Accrued expenses	5,116	5,441
Accrued compensation	8,755	12,646
Income taxes payable	3,124	2,491
Deferred income taxes, net	375	444
Other current liabilities	3,201	2,752
Total current liabilities	54,470	48,512

Revolver	80,251	46,000
Long-term debt, net of current portion	20,711	20,901
Capital lease obligations, net of current portion	30	17
Acquisition earn-out contingencies	4,317	-
Deferred income taxes, net	10,184	3,532
Other liabilities	5,227	1,735
Total liabilities	175,190	120,697

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,297,151 shares
and 14,989,675 shares issued and outstanding	-	-
Additional paid-in capital	101,435	93,608
Retained earnings	129,013	101,309
Accumulated other comprehensive income	12,569	14,152
Total equity	243,017	209,069
Total liabilities and shareholders' equity	$418,207	$329,766

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
(Amounts in thousands)	2012	2011	2010
Cash flows from operating activities:
Net income	$27,704	$28,175	$5,916
Loss from discontinued operations	-	-	$(142)
Income from continuing operations	27,704	28,175	6,058
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	16,735	14,893	14,072
Gain on sale of assets	-	(47)	68
Non-cash equity based compensation	4,264	3,588	3,218
Impairment of asset held for sale	400	-	-
Deferred income taxes	(713)	(63)	(1,927)
Research tax credits	(1,551)	1,287	1,677
Equity income in unconsolidated joint venture	(806)	(570)	(427)
Unconsolidated joint venture distributions	582	114	815
Net change in operating assets and liabilities:
Accounts receivable, trade	(1,506)	(10,351)	(2,595)
Inventories	(1,326)	(7,627)	4,258
Prepaid expenses, other current assets and other receivables	(712)	(2,361)	674
Other assets	(1,855)	476	690
Accounts payable	7,804	841	1,356
Accrued expenses, accrued compensation, other current and other liabilities	(3,034)	4,852	4,288
Income taxes payable	(3,366)	699	(3,025)
Net cash provided by operating activities	42,620	33,906	29,200
Cash flows from investing activities:
Purchases of property and equipment	(20,655)	(9,628)	(5,372)
Proceeds from sale of assets	-	81	67
Acquisition of business, net of cash acquired, and acquired intangible assets	(46,575)	(27,037)	(100)
Net cash used in investing activities	(67,230)	(36,584)	(5,405)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	64,193	62,746	5,000
Borrowings from long-term debt	-	20,000	-
Repayments of revolver and capital leases	(30,764)	(77,978)	(21,074)
Repayments of long-term debt	(186)	(8,173)	(6,382)
Payment of deferred financing costs	(353)	(1,568)	(832)
Purchase of treasury stock	(6,500)	(7,500)	-
Proceeds from exercise of options and employee stock purchase plan	8,973	11,433	172
Excess tax benefit from exercise of stock options	1,090	749	-
Net cash provided by (used in) financing activities	36,453	(291)	(23,116)

Net cash provided by operating activities of discontinued operations	-	-	141
Net cash provided by investing activities of discontinued operations	-	-	141

Net change in cash and cash equivalents	11,843	(2,969)	820
Effect of exchange rate changes on cash	22	664	68
Cash, beginning of year	20,860	23,165	22,277
Cash, end of period	$32,725	$20,860	$23,165

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

(In thousands, except percentages)

Income from continuing operations, net of income taxes	$8,345	$8,330	$27,704	$28,175

Add Back:
Interest	642	650	2,574	3,045
Provision for income taxes	1,883	1,383	6,153	4,837
Depreciation and amortization	4,787	3,667	16,735	14,893
Foreign currency exchange loss (gain)	(222)	305	(175)	439
Non-cash equity based compensation	602	1,356	4,264	3,588
Impairment of asset held for sale	400	-	400	-
ITAR legal fees and acquisition related professional fees	188	-	988	32
Adjusted EBITDA	$16,625	$15,691	$58,643	$55,009
As % of Net Sales	19.2%	20.4%	18.7%	20.0%

Free Cash Flow
Net cash provided by operating
activities from continuing operations	$15,426	$11,319	$42,620	$33,906
Purchases of property and equipment	(10,896)	(2,952)	(20,655)	(9,628)
Free Cash Flow	$4,530	$8,367	$21,965	$24,278

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.” Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters to the Company’s net income from continuing operations and professional fees related to acquisitions. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com